Exhibit 99.1
GUILD HOLDINGS COMPANY REPORTS THIRD QUARTER 2022 RESULTS

$4.4 billion Originations	$261 million Net Revenue	$77 million Net Income	$24 million Adjusted Net Income

SAN DIEGO, California - November 3, 2022 – Guild Holdings Company (NYSE: GHLD) (“Guild” or the “Company”), a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of homeownership, today announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights	Total in-house originations of $4.4 billion compared to $5.7 billion in the prior quarter
Net revenue of $261.2 million compared to $287.5 million in the prior quarter
Net income of $77.4 million compared to $58.3 million in the prior quarter
Servicing portfolio unpaid principal balance of $77.7 billion, up 2.5% compared to $75.9 billion as of June 30, 2022
Adjusted net income and Adjusted EBITDA totaled $24.1 million and $32.9 million, respectively, compared to $13.9 million and $22.0 million, respectively, in the prior quarter
Return on equity of 25.2% and adjusted return on equity of 7.9%, compared to 20.1% and 4.8%, respectively, in the prior quarter

Year-To-Date 2022 Highlights	Total in-house originations of $16.1 billion compared to $28.0 billion in the prior year
Net revenue of $1.0 billion compared to $1.2 billion in the prior year
Net income of $343.6 million compared to $241.6 million in the prior year
Servicing portfolio unpaid principal balance of $77.7 billion, up 14% compared to $68.0 billion as of September 30, 2021
Adjusted net income and Adjusted EBITDA totaled $70.1 million and $101.6 million, respectively, compared to $236.1 million and $327.6 million, respectively, in the prior year
Return on equity of 41.9% and adjusted return on equity of 8.6%, compared to 38.5% and 37.6%, respectively, in the prior year

CEO Commentary

“While market dynamics across the broader mortgage finance industry remain challenging, our financial performance in the third quarter of 2022 served to further reinforce the benefits of our differentiated business model,” said Mary Ann McGarry, Chief Executive Officer. “Despite sequential declines in origination volumes and gain-on-sale margins reflecting ongoing headwinds including rising interest rates, limited inventories, and heightened competitive pressures, we generated compelling sequential-quarter growth in GAAP and Adjusted Net Income and Earnings per Share for the third quarter, while maintaining strong profitability through the downturn.

“Guild’s business model is different. We leverage our nationwide retail footprint to provide mortgages to our customers. We maintain strong relationships in local markets, with our product mix, technology, and servicing capabilities increasingly resonating with our loan officers and potential recruits. Guild is a leader in the purchase market. More than 90% of our originated loans in the third quarter were purchase mortgages, and we remain focused on increasingly penetrating the first-time buyer and minority markets.

“Another key growth driver is our balance sheet. We maintain healthy leverage ratios and ample liquidity to continue to fund our business and invest for growth – either organically or by capitalizing on accretive M&A opportunities – which has historically enhanced growth and shareholder value over time. That said, our differentiated business model and consistent profitability across cycles affords us the luxury of staying selective and financially disciplined when evaluating potential acquisition opportunities. In the meantime, we remain focused on returning excess capital to shareholders via ongoing share repurchases.”

-    Mary Ann McGarry, CEO of Guild Holdings Company

Third Quarter 2022 Results	Originated 91% of closed loan origination volume from purchase business, compared to the Mortgage Bankers Association estimate of 81%
Gain on sale margins on originations of 354 bps
Gain on sale margins on pull-through adjusted locked volume of 349 bps
UPB of servicing portfolio grew 2.5% compared to the prior quarter to $77.7 billion
Purchase recapture rate of 28%
Third Quarter Summary

($ amounts in millions, except per share amounts)	3Q’22	2Q’22	%∆	YTD’22	YTD’21	%∆
Total in-house originations	$4,363.8	$5,721.9	(24)%	$16,147.3	$27,973.3	(42)%
Gain on sale margin on originations (bps)	354	363	(2)%	375	420	(11)%
Gain on sale margin on pull-through adjusted locked volume (bps)	349	357	(2)%	342	425	(20)%
UPB of servicing portfolio (period end)	$77,735.7	$75,856.6	2%	$77,735.7	$67,965.0	14%
Net revenue	$261.2	$287.5	(9)%	$1,030.5	$1,233.3	(16)%
Total expenses	$174.5	$209.1	(17)%	$587.3	$908.3	(35)%
Net income	$77.4	$58.3	33%	$343.6	$241.6	42%
Return on equity	25.2%	20.1%	25%	41.9%	38.5%	9%
Adjusted net income	$24.1	$13.9	74%	$70.1	$236.1	(70)%
Adjusted EBITDA	$32.9	$22.0	50%	$101.6	$327.6	(69)%
Adjusted return on equity	7.9%	4.8%	64%	8.6%	37.6%	(77)%
Earnings per share	$1.27	$0.95	33%	$5.63	$4.01	41%
Diluted earnings per share	$1.26	$0.95	33%	$5.56	$3.99	39%
Adjusted earnings per share	$0.40	$0.23	74%	$1.15	$3.91	(71)%
Third Quarter Origination Segment Results
Origination segment net income decreased 94% quarter-over-quarter to $1.5 million compared to $25.6 million primarily driven by lower origination volumes as a result of higher interest rates, as well as normalized general and administrative expense, which included a $16.5 million credit in the sequential quarter related to a change in fair value of contingent earn-out liability. Gain on sale margins on pull-through adjusted locked volume decreased 2% quarter-over-quarter to 349 bps and total pull-through adjusted locked volume decreased 24% quarter-over-quarter to $4.4 billion.

($ amounts in millions)	3Q’22	2Q’22	%∆	YTD’22	YTD’21	%∆
Total in-house originations	$4,363.8	$5,721.9	(24)%	$16,147.3	$27,973.3	(42)%
In-house originations # (000’s)	13	18	(28)%	50	95	(47)%
Net revenue	$158.7	$212.1	(25)%	$616.4	$1,177.9	(48)%
Total expenses	$157.2	$186.5	(16)%	$525.8	$838.5	(37)%
Net income allocated to origination	$1.5	$25.6	(94)%	$90.6	$339.4	(73)%
Third Quarter Servicing Segment Results
Net income attributed to the servicing segment was $96.8 million compared to $63.9 million in the prior quarter. The Company retained servicing rights for 89% of total loans sold in the third quarter of 2022.
Net revenue totaled $104.1 million compared to $76.9 million in the prior quarter driven by a higher upward adjustment to the fair value of the Company’s mortgage servicing rights, which was $41.8 million in the third quarter of 2022, compared to $21.1 million in the prior quarter reflecting increasing interest rates and lower prepayment speeds. Guild’s purchase recapture rate was 28% in the third quarter of 2022, which reinforces the Company’s focus on customer service and synergistic business model.

($ amounts in millions)	3Q’22	2Q’22	%∆	YTD’22	YTD’21	%∆
UPB of servicing portfolio (period end)	$77,735.7	$75,856.6	2%	$77,735.7	$67,965.0	14%
# Loans serviced (000’s) (period end)	320	314	2%	320	293	9%
Loan servicing and other fees	$57.6	$54.6	6%	$165.4	$143.1	16%
Valuation adjustment of MSRs	$41.8	$21.1	98%	$247.4	$(84.6)	393%
Net revenue	$104.1	$76.9	35%	$418.6	$59.9	599%
Total expenses	$7.3	$13.0	(44)%	$31.2	$31.6	(1)%
Net income allocated to servicing	$96.8	$63.9	52%	$387.5	$28.3	NM
Share Repurchase Program
On May 5, 2022, the Board of Directors of Guild authorized the Company to repurchase up to $20.0 million of the Company’s outstanding shares of Class A common stock over the next 24 months from such date. During the three months ended September 30, 2022, the Company repurchased and subsequently retired 138,962 shares of Guild's Class A common stock at an average purchase price of $11.13 per share. As of September 30, 2022, $17.0 million remains available for repurchase.

Balance Sheet and Liquidity Highlights
The Company’s operating cash position was $162.2 million as of September 30, 2022. The Company’s unutilized loan funding capacity was $1.8 billion as of September 30, 2022, while the unutilized mortgage servicing rights line of credit was $235.0 million, based on total committed amounts and borrowing base limitations. The Company’s leverage ratio was 0.9x as of September 30, 2022, defined as total secured debt including funding divided by tangible stockholders’ equity.

(in millions)	September 30, 2022	December 31, 2021
Cash and cash equivalents	$162.2	$243.1
Mortgage servicing rights, net	$1,129.6	$675.3
Warehouse lines of credit	$819.9	$1,927.5
Notes payable	$112.5	$250.2
Total stockholders’ equity	$1,265.6	$920.0

Webcast and Conference Call
The Company will host a webcast and conference call on Thursday, November 3, 2022 at 6:00 p.m. Eastern Time to discuss the Company’s results for the third quarter ended September 30, 2022.
The conference call will be available on the Company's website at https://ir.guildmortgage.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register. The conference call can also be accessed by the following dial-in information:
•1-877-300-8521 (Domestic)
•1-412-317-6026 (International)
A replay of the call will be available on the Company's website at https://ir.guildmortgage.com/ approximately two hours after the live call through November 17, 2022. The replay is also available by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 10172791.
About Guild Holdings Company
Founded in 1960 when the modern U.S. mortgage industry was just forming, Guild Holdings Company is a nationally recognized independent mortgage lender providing residential mortgage products and local in-house origination and servicing. Guild’s collaborative culture and commitment to diversity and inclusion enable it to deliver a personalized experience for each customer. With more than 4,000 employees and over 250 retail branches, Guild has relationships with credit unions, community banks, and other financial institutions and services loans in 49 states and the District of Columbia. Guild’s highly trained loan professionals are experienced in government-sponsored programs such as FHA, VA, USDA, down payment assistance programs and other specialized loan programs. Its shares of Class A common stock trade on the New York Stock Exchange under the symbol GHLD.

Contacts
Investors: investors@guildmortgage.net 858-956-5130 Media: Melissa Rue Nuffer, Smith, Tucker mkr@nstpr.com 619-296-0605 Ext. 247
Forward-Looking Statements
This press release contains forward-looking statements, including statements about future profitability and positioning to capitalize on M&A opportunities and statements regarding our intention to continue to repurchase shares of the Company’s Class A common stock pursuant to the share repurchase program. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements include, but are not limited to, the following: any disruptions in the secondary home loan market and their effects on our ability to sell the loans that we originate; any changes in macroeconomic and U.S. residential real estate market conditions; any changes in certain U.S. government-sponsored entities and government agencies, and any organizational or pricing changes in these entities, their guidelines or their current roles; any changes in prevailing interest rates or U.S. monetary policies; the effects of any termination of our servicing rights; the effects of our existing and future indebtedness on our liquidity and our ability to operate our business; any disruption in the technology that supports our origination and servicing platform; our failure to identify, develop and integrate acquisitions of other companies or technologies; the effects of the ongoing COVID-19 pandemic; pressure from existing and new competitors; any failure to maintain or grow our historical referral relationships with our referral partners; any delays in recovering service advances;

inaccuracies in the estimates of the fair value of the substantial portion of our assets that are measured on that basis (including our mortgage servicing rights, or “MSRs”); any failure to adapt to and implement technological changes; the failure of the internal models that we use to manage risk and make business decisions to produce reliable or accurate results; the degree of business and financial risk associated with certain of our loans; any cybersecurity breaches or other vulnerability involving our computer systems or those of certain of our third-party service providers; our inability to secure additional capital, if needed, to operate and grow our business; the impact of operational risks, including employee or consumer fraud, the obligation to repurchase sold loans in the event of a documentation error, and data processing system failures and errors; any repurchase or indemnification obligations caused by the failure of the loans that we originate to meet certain criteria or characteristics; the seasonality of the mortgage origination industry; any failure to protect our brand and reputation; any non-compliance with the complex laws and regulations governing our mortgage loan origination and servicing activities; our control by, and any conflicts of interest with, McCarthy Capital Mortgage Investors, LLC; the risks related to our status as a “controlled company”; the significant influence on our business that members of our board and management team are able to exercise as stockholders; our dependence, as a holding company, upon distributions from Guild Mortgage Company LLC to meet our obligations; the risks related to the trading market of our Class A common stock due to our dual class common stock structure; our ability to complete repurchases under the share repurchase program in the amount authorized or at all and the impact of the share repurchase program on our business and financial condition; the identification of material weaknesses in our internal control over financial reporting; and the other risks, uncertainties and factors set forth under Item IA. – Risk Factors and all other disclosures appearing in Guild’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 as well as other documents Guild files from time to time with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we undertake no obligation to update any forward-looking statement made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.
Adjusted Net Income. We define Adjusted Net Income as earnings attributable to Guild before the change in the fair value measurements related to our MSRs, contingent liabilities related to completed acquisitions due to changes in valuation assumptions, amortization of acquired intangible assets and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations. Adjusted Net Income is also adjusted by applying an estimated effective tax rate to these adjustments. In addition we exclude the change in the fair value of MSRs due to changes in model inputs and assumptions from Adjusted Net Income and Adjusted EBITDA below because we believe this non-cash, non-realized adjustment to net revenues is not indicative of our operating performance or results of operations but rather reflects changes in model inputs and assumptions (e.g., prepayment speed, discount rate and cost to service assumptions) that impact the carrying value of the Company’s MSRs from period to period.
Adjusted Earnings Per Share. We define Adjusted Earnings Per Share as our adjusted net income divided by the basic weighted average shares outstanding of our Class A and Class B common stock.
Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest (without adjustment for net warehouse interest related to loan fundings and payoff interest related to loan prepayments), taxes, depreciation and amortization and net income attributable to the non-controlling interest exclusive of any change in the fair value measurements of the MSRs due to valuation assumptions, contingent liabilities from business acquisitions and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations.
Adjusted Return on Equity. We define Adjusted Return on Equity as annualized Adjusted Net Income as a percentage of average beginning and ending stockholders’ equity during the period.
We use these non-GAAP financial measures to evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. These non-GAAP financial measures are designed to evaluate operating results exclusive of fair value adjustments that are not indicative of management’s operating performance. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.
Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than net income (loss) or net income (loss) attributable to Guild, which are the most directly comparable financial measures calculated and presented in accordance with GAAP for Adjusted Net Income and Adjusted EBITDA, and Return on Equity, which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Return on Equity. These limitations include that these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

For more information on these non-GAAP financial measures, please see the “GAAP to Non-GAAP Reconciliations” included at the end of this release.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share and per share amounts)	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$162,198	$243,108
Restricted cash	7,752	5,012
Mortgage loans held for sale	929,561	2,204,216
Ginnie Mae loans subject to repurchase right	607,614	728,978
Accounts and interest receivable	32,095	68,359
Derivative assets	71,826	27,961
Mortgage servicing rights, net	1,129,551	675,340
Intangible assets, net	35,063	41,025
Goodwill	173,434	175,144
Other assets	194,997	214,061
Total assets	$3,344,091	$4,383,204
Liabilities and stockholders’ equity
Warehouse lines of credit	$819,892	$1,927,478
Notes payable	112,500	250,227
Ginnie Mae loans subject to repurchase right	608,046	729,260
Accounts payable and accrued expenses	40,902	56,836
Accrued compensation and benefits	35,457	75,079
Investor reserves	16,015	18,437
Contingent liabilities due to acquisitions	—	59,500
Derivative liabilities	23,577	2,079
Operating lease liabilities	87,363	97,836
Note due to related party	1,057	2,614
Deferred compensation plan	93,073	101,600
Deferred tax liabilities	240,618	142,245
Total liabilities	2,078,500	3,463,191
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value; 250,000,000 shares authorized; 20,477,053 and 20,723,912 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	205	207
Class B common stock, $0.01 par value; 100,000,000 shares authorized; 40,333,019 shares issued and outstanding at September 30, 2022 and December 31, 2021	403	403
Additional paid-in capital	44,061	42,175
Retained earnings	1,220,863	877,194
Non-controlling interest	59	34
Total stockholders' equity	1,265,591	920,013
Total liabilities and stockholders’ equity	$3,344,091	$4,383,204

Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended		Nine Months Ended September 30,
(in thousands, except per share amounts)	Sep 30, 2022	Jun 30, 2022	2022	2021
Revenue
Loan origination fees and gain on sale of loans, net	$154,618	$207,972	$605,229	$1,174,308
Loan servicing and other fees	57,647	54,595	165,419	143,099
Valuation adjustment of mortgage servicing rights	41,764	21,074	247,439	(84,581)
Interest income	17,575	14,823	47,661	46,386
Interest expense	(11,324)	(10,949)	(36,411)	(46,030)
Other income, net	940	22	1,182	71
Net revenue	261,220	287,537	1,030,519	1,233,253
Expenses
Salaries, incentive compensation and benefits	137,372	178,192	502,893	770,181
General and administrative	19,412	6,371	20,153	83,508
Occupancy, equipment and communication	17,302	18,973	54,587	47,508
Depreciation and amortization	3,895	3,808	11,616	7,369
(Reversal of) provision for foreclosure losses	(3,449)	1,796	(1,974)	(306)
Total expenses	174,532	209,140	587,275	908,260
Income before income tax expense	86,688	78,397	443,244	324,993
Income tax expense	9,321	20,108	99,615	83,355
Net income	77,367	58,289	343,629	241,638
Net income (loss) attributable to non-controlling interest	(7)	17	25	—
Net income attributable to Guild	$77,374	$58,272	$343,604	$241,638

Net income per share attributable to Class A and Class B Common Stock:
Basic	$1.27	$0.95	$5.63	$4.01
Diluted	$1.26	$0.95	$5.56	$3.99
Weighted average shares outstanding of Class A and Class B Common Stock:
Basic	60,893	61,064	61,004	60,332
Diluted	61,563	61,650	61,806	60,618

Key Performance Indicators
Management reviews several key performance indicators to evaluate our business results, measure our performance and identify trends to inform our business decisions. Summary data for these key performance indicators is listed below.

	Three Months Ended		Nine Months Ended September 30,
($ and units in thousands)	Sep 30, 2022	Jun 30, 2022	2022	2021
Origination Data
$ Total in-house origination(1)	$4,363,803	$5,721,931	$16,147,287	$27,973,347
# Total in-house origination	13	18	50	95
$ Retail in-house origination	4,140,897	5,538,743	15,458,986	27,222,303
# Retail in-house origination	12	17	47	92
$ Retail brokered origination(2)	42,909	65,275	161,279	64,897
Total originations	$4,406,712	$5,787,206	$16,308,566	$28,038,244
Gain on sale margin (bps)(3)	354	363	375	420
Pull-through adjusted locked volume(4)	4,428,443	5,824,911	17,692,129	27,622,658
Gain on sale margin on pull-through adjusted locked volume (bps)(5)	349	357	342	425
Refinance recapture rate(6)	25%	39%	45%	63%
Purchase origination %	91%	84%	79%	52%
Servicing Data
UPB (period end)(7)	$77,735,730	$75,856,564	$77,735,730	$67,964,979
_________________
(1)Includes retail and correspondent loans and excludes brokered loans.
(2)Brokered loans are defined as loans we originate in the retail channel that are processed by us but underwritten and closed by another lender. These loans are typically for products we choose not to offer in-house.
(3)Represents loan origination fees and gain on sale of loans, net divided by total in-house origination to derive basis points.
(4)Pull-through adjusted locked volume is equal to total locked volume multiplied by pull-through rates of 94.6%, 92.7% and 91.1% as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively. We estimate the pull-through rate based on changes in pricing and actual borrower behavior using a historical analysis of loan closing data and “fallout” data with respect to the number of commitments that have historically remained unexercised.
(5)Represents loan origination fees and gain on sale of loans, net divided by pull-through adjusted locked volume.
(6)Refinance recapture rate is calculated as the total UPB of our clients that originated a new mortgage with us to refinance an existing mortgage in a given period, divided by the total UPB of our clients that paid off their existing mortgage and originated a new mortgage in the same period.
(7)Excludes subserviced portfolios of $1.2 billion as of September 30, 2021. During the fourth quarter of 2021, we sold our subservicing portfolios.

GAAP to Non-GAAP Reconciliations
Reconciliation of Net Income Attributable to Guild to Adjusted Net Income (unaudited)

	Three Months Ended		Nine Months Ended September 30,
(in millions, except per share amounts)	Sep 30, 2022	Jun 30, 2022	2022	2021
Net income	$77.4	$58.3	$343.6	$241.6
Net income (loss) attributable to non-controlling interest(1)	—	—	—	—
Net income attributable to Guild	$77.4	$58.3	$343.6	$241.6
Add adjustments:
Change in fair value of MSRs due to model inputs and assumption	(61.4)	(46.9)	(317.8)	(32.5)
Change in fair value of contingent liabilities due to acquisitions	0.3	(16.5)	(45.1)	18.6
Amortization of acquired intangible assets	2.0	2.0	6.0	2.0
Stock-based compensation	1.9	1.7	4.9	4.6
Tax impact of adjustments(2)	3.9	15.3	78.5	1.9
Adjusted Net Income	$24.1	$13.9	$70.1	$236.1

Weighted average shares outstanding of Class A and Class B Common Stock	61	61	61	60
Earnings per share	$1.27	$0.95	$5.63	$4.01
Adjusted earnings per share	$0.40	$0.23	$1.15	$3.91
_________________
Amounts may not foot due to rounding
(1)Net income (loss) attributable to non-controlling interest was $(7) thousand, $17 thousand and $25 thousand for the three months ended September 30, 2022 and June 30, 2022 and the nine months ended September 30, 2022, respectively.
(2)Estimated effective tax rate used was 6.8%, 25.6%, 22.3% and 25.5% for the three months ended September 30, 2022 and June 30, 2022 and the nine months ended September 30, 2022 and 2021, respectively.
Reconciliation of Net Income to Adjusted EBITDA
(unaudited)

	Three Months Ended		Nine Months Ended September 30,
(in millions)	Sep 30, 2022	Jun 30, 2022	2022	2021
Net income	$77.4	$58.3	$343.6	$241.6
Add adjustments:
Interest expense on non-funding debt	1.5	1.4	4.7	4.6
Income tax expense	9.3	20.1	99.6	83.4
Depreciation and amortization	3.9	3.8	11.6	7.4
Change in fair value of MSRs due to model inputs and assumptions	(61.4)	(46.9)	(317.8)	(32.5)
Change in fair value of contingent liabilities due to acquisitions	0.3	(16.5)	(45.1)	18.6
Stock-based compensation	1.9	1.7	4.9	4.6
Adjusted EBITDA	$32.9	$22.0	$101.6	$327.7
_________________
Amounts may not foot due to rounding

Reconciliation of Return on Equity to Adjusted Return on Equity
(unaudited)

	Three Months Ended		Nine Months Ended September 30,
($ in millions)	Sep 30, 2022	Jun 30, 2022	2022	2021
Numerator: Adjusted Net Income	$24.1	$13.9	$70.1	$236.1
Denominator: Average stockholders’ equity	1,226.7	1,158.5	1,092.8	836.8
Adjusted Return on Equity	7.9%	4.8%	8.6%	37.6%
Return on Equity	25.2%	20.1%	41.9%	38.5%